Exhibit 10.6
INTERCREDITOR AGREEMENT
THIS INTERCREDITOR AGREEMENT (this “Agreement”) dated as of August 31, 2007, by and among Applied Digital Solutions, Inc., a Delaware corporation (“Company”), Laurus Master Fund, Ltd., a Cayman Islands company (“Senior Lender”), Kallina Corporation, a Delaware corporation (“Kallina”), Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.) and Valens Offshore SPV II, Corp., a Delaware corporation (“Valens Offshore”, and together with Kallina and Valens U.S., the “Subordinate Lenders” and each of them, a “Subordinate Lender”.).
RECITALS
A.
Senior Lender provides Company with financial accommodations to support Company’s working capital needs. In connection therewith, Company has granted Senior Lender a security interest in all of Company’s now owned or hereafter acquired assets (the “Collateral”).

B.
Subordinate Lenders provide Company with financial accommodations to support Company’s working capital needs. In connection therewith, Company has granted each of the Subordinate Lenders a security interest in the Collateral.

C.
It is a condition precedent to Senior Lender and Subordinate Lenders providing and continuing to provide financial accommodations to Company that Senior Lender and Subordinate Lenders enter into this Agreement by which the parties shall establish certain of their respective rights, priorities and duties as respects the Collateral.

NOW, THEREFORE, the parties hereto agree as follows:
1. Priority of Liens on Collateral. Notwithstanding the date, manner or order of perfection of the security interests and liens granted to Senior Lender and Subordinate Lenders, and notwithstanding any provisions of the Uniform Commercial Code, or any applicable law or decision or the agreements between Senior Lender and Company or the agreements between Subordinate Lenders and Company, or whether either Senior Lender or any Subordinate Lender holds possession of all or any part of the Collateral, as between Senior Lender, on the one hand, and Subordinate Lenders, on the other hand, Senior Lender shall have a first and prior security interest in the Collateral and Subordinate Lenders shall have a second and subordinate security interest, in the Collateral, which interest shall be a Pro Rata Interest among the Subordinated Lenders. “Pro Rata Interest” shall mean, with respect to each Subordinated Lender at any time a fraction, the numerator of which is the amount of loans made by such Subordinated Lender to the Company and the denominator of which is the aggregate amount of loans made by all of the Subordinated Lenders to the Company.

2. Enforcement Actions.
(a) Until all the obligations and liabilities owing by Company to Senior Lender (the “Senior Lender Obligations”) are paid in full, no Subordinate Lender shall (i) take, or support any other person or entity in taking, any Enforcement Action (as defined below) with respect to the Collateral or (ii) contest, protest or object, or support any other person or entity in contesting, protesting or objecting, to any Enforcement Action brought by or otherwise taken by the Senior Lender with respect to the Senior Lender Obligations and/or the Collateral. As used in this Agreement, “Enforcement Action” shall mean any demand for payment or acceleration of the obligations and liabilities owing by Company to Subordinate Lenders, the exercise of any rights and remedies with respect to any Collateral securing such obligations and liabilities or the commencement or prosecution or enforcement of any of the rights and remedies under any agreement made by Company with or in favor of Subordinate Lenders.
(b) Senior Lender’s rights with respect to the Collateral shall include the right to release any or all of the Collateral from its security interest therein and the security interest of Subordinate Lenders therein (without any further action on the part of Subordinate Lenders) in connection with any sale or other disposition of the Collateral, even if the net proceeds of any such sale or other disposition may not be used to permanently prepay Senior Lender Obligations. Without limiting the foregoing, if Senior Lender shall determine, in connection with any sale or other disposition of any Collateral that the release of the security interest of Senior Lender on any such Collateral in connection with any such sale or other disposition is necessary or advisable, each Subordinate Lender shall execute and deliver such release documents and instruments and shall take such further actions as Senior Lender shall request. Each Subordinate Lender hereby appoints Senior Lender and any officer or duly authorized person of Senior Lender, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of such Subordinate Lender, and in the name of such Subordinate Lender or in Senior Lender’s own name, from time to time, in Senior Lender’s discretion, for the purposes of carrying out the terms of this subsection, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable). Each Subordinate Lender hereby ratifies all that said attorneys shall do or cause to be done under this subsection.
3. Distribution of Proceeds of Collateral.
(a) All proceeds of Collateral resulting from the sale or other disposition of Collateral, whether or not in connection with or resulting from any Enforcement Action or any proceeding or other action under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors, shall be distributed first to Senior Lender until all the Senior Lender Obligations shall have been paid in full and the balance, if any, to Subordinate Lenders for application to the obligations and liabilities owing by Company to Subordinate Lenders, according to their Pro Rata Interest.
(b) Until all the Senior Lender Obligations are paid in full, any proceeds constituting Collateral which may be received by any Subordinate Lender shall be segregated and held in trust and promptly paid over to Senior Lender, in the same form as received, with any necessary endorsements. If any Subordinate Lender fails to make any such endorsement or assignment, Senior Lender is authorized to make the same as agent for Subordinate Lenders (which authorization, being coupled with an interest, is irrevocable).

(c) The provisions of this Section 3 are solely for the benefit of the Senior Lender and the Subordinate Lenders, and not for the benefit of any other person or entity.
4. Bailee for Perfection. Each of Senior Lender, on the one hand, and Subordinate Lenders, on the other hand, acknowledges and agrees that to the extent that it (or its agent) retains physical possession or control of any of the Collateral, it (or its agent) shall hold such Collateral on behalf of the other so that for purposes of perfecting any security interest or lien in any Collateral it acts and holds such Collateral on behalf of Senior Lender and Subordinate Lenders. Nothing in this Section 4 shall affect the relative priorities in and to the Collateral, all of which shall be governed by Section 1 of this Agreement.
5. Consent to Security Interest. Senior Lender agrees that, notwithstanding any contrary provision in any agreement between Company and Senior Lender, Company may grant a security interest to Subordinate Lenders in the Collateral and agrees that the grant of such security interest shall not constitute a default or event of default by Company under any agreement between Company and Senior Lender. Each Subordinate Lender agrees that notwithstanding any contrary provision in any agreement between Company and such Subordinate Lender, Company may grant a security interest to Senior Lender and to the other Subordinate Lenders in the Collateral and agrees that the grant of such security interest shall not constitute a default or event of default by Company under any agreement between Company and such Subordinate Lender.
6. Extensions and Renewals. Senior Lender hereby consents to and waives notice of any and all amendments, modifications, extensions and renewals of Company’s obligations to Subordinate Lenders, any or all of which, at each Subordinate Lender’s option, may be for a period longer than the period of the renewed or extended obligation. Each Subordinate Lender hereby consents to and waives notice of any and all amendments, modifications, extensions and renewals of Company’s obligations to Senior Lender and the other Subordinate Lenders, any or all of which, at Senior Lender’s option may be for a period longer than the period of the renewed or extended obligation.
7. No Obligation. This Agreement shall not be construed to give rise to any obligation on the part of any Subordinate Lender to assume or pay any indebtedness of Company to Senior Lender or to any other Subordinate Lender, nor shall this Agreement be construed to give rise to any obligation on the part of any Subordinate Lender to provide to Company any amount or enter into other financing arrangement with Company. This Agreement shall not be construed to give rise to any obligation on the part of Senior Lender to assume or pay any indebtedness of Company to any Subordinate Lender, nor shall this Agreement be construed to give rise to any obligation on the part of Senior Lender to provide to Company any amount or enter into other financing arrangement with Company.
8. Insolvency. If Company shall make a general assignment for the benefit of creditors or if any proceeding or other action under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or similar official for Company or any part of the Collateral shall be commenced by or against Company, this Agreement shall remain in full force and effect.

9. Application of Prepayments. Notwithstanding anything herein or elsewhere to the contrary, the Company may elect to apply any Prepayment (as defined herein) to either the Senior Lender Obligations or the amounts owed to any of the Subordinate Lenders. As used herein, “Prepayment” shall mean any amount paid by the Company that is in excess of the amounts then due to either the Senior Lender or any of the Subordinate Lenders.
10. No Waiver. Nothing contained in this Agreement and no act, inaction or action taken or done by Senior Lender or any Subordinate Lender pursuant to the powers and rights granted hereunder or under any document executed in connection herewith shall be deemed to be a waiver by Senior Lender or such Subordinate Lender of any of its rights and remedies against Company under applicable law or under any agreements and/or documents executed with or in favor of Senior Lender or any Subordinate Lender, or in respect of, any of the obligations owing by Company to Senior Lender or any Subordinate Lender.
11. Severability. If any provision of this Agreement or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
12. Headings. All headings used herein are for convenience of reference only and do not constitute a substantive part of this Agreement and shall not effect its interpretation.
13. Amendment. This Agreement may not be amended or changed in any respect or in any manner other than by a writing signed by the parties hereto.
14. Effectiveness. Notice of acceptance hereof is waived. The provisions of this Agreement are effective upon execution of this Agreement.
15. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.
16. Governing Law. This Agreement shall be construed in accordance with, without giving effect to principles of conflicting laws governed by the State of New York.
17. Signatures. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature hereto.
[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LAURUS MASTER FUND, LTD.		KALLINA CORPORATION

By:	/s/ David Grin	By:	/s/ David Grin

Name:	David Grin	Name:	David Grin

Title.:	Director	Title.:	Director

VALENS U.S. SPV I, LLC		VALENS OFFSHORE SPV II, CORP.

By: Valens Capital Management, LLC		By: Valens Capital Management, LLC
Its: Investment Advisor		Its: Investment Advisor

By:	/s/ David Grin	By:	/s/ David Grin

Name:	David Grin	Name:	David Grin

Title.:	Authorized Signatory	Title.:	Authorized Signatory

APPLIED DIGITAL SOLUTIONS, INC.

		By:	/s/ Lorraine M. Breece

		Name:	Lorraine M. Breece

		Title.:	SVP, ACFO

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